Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-270836) and Form S-8 (File No. 333-198205) of Live Ventures Incorporated of our report dated October 4, 2023, with respect to our audit of the financial statements of Precision Metal Works., Inc. as of and for the year ended December 31, 2022, which appears on this Form 8-K/A.

/s/ Frazier & Deeter, LLC Atlanta, Georgia
October 4, 2023